UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 9, 2021

NexTier Oilfield Solutions Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37988	38-4016639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd
Houston,	Texas	77042
(Address of Principal Executive Offices)		(Zip Code)
(713) 325-6000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01, par value	NEX	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
39006448

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2021, NexTier Oilfield Solutions Inc. (the “Company”) the Board of Directors appointed Matthew Gillard as Executive Vice President, Chief Operating Officer. Mr. Gillard’s employment with NexTier will commence on August 9, 2021.

Mr. Gillard, 49, joins NexTier from Intex Group Inc., where, as principal and owner, he provided consulting services on oilfield logistics, supply chain and distribution, primarily focused on U.S. operations. From 2002 to April 2020, Mr. Gillard worked in various positions of increasing responsibility with Schlumberger Limited and its affiliates, including from October of 2016 to May 2017 as Vice President Unconventional Completions North America, thereafter as Vice President Production Group Western Hemisphere, and then from August 2017 to February of 2018 as President of OneStim. From February of 2018 until his departure in 2020, he served as Vice President Integration & Strategy SLB North America. During his time with Schlumberger, Mr. Gillard had extensive experience in managing technology projects and leading and building various aspects of their pressure pumping business.

In connection with Mr. Gillard’s appointment, he will receive compensation including (i) an annual base salary of $425,000, (ii) eligibility to participate in the Company’s management bonus program at an initial target of 100% eligible earnings, (iii) eligibility to participate the Company’s long-term incentive program, and (iv) a one-time grant of restricted stock under the Company’s Equity and Incentive Award Plan in the amount of 100,000 restricted stock units that will vest pro-rata over three years from the grant date. Mr. Gillard may also participate in perks, retirement and welfare benefit plans, programs, and arrangements generally available to executive officers, subject to eligibility requirements. There is no arrangement or understanding between Mr. Gillard and any other person pursuant to which he was selected as Chief Operating Officer of the Company. In addition, there are no familial relationships between Mr. Gillard and any director or executive officer of the Company, and Mr. Gillard has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTIER OILFIELD SOLUTIONS INC.
Dated: August 9, 2021	/s/KEVIN MCDONALD
Name: Kevin McDonald
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Secretary